UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 1, 2012

Imperial Sugar Company
(Exact name of registrant as specified in its charter)

Texas	000-16674	74-0704500
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

ONE IMPERIAL SQUARE P. O. BOX 9 SUGAR LAND, TEXAS		77487
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (281) 491-9181

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

Merger Agreement

On May 1, 2012, Imperial Sugar Company, a Texas corporation (the “Company”), LD Commodities Sugar Holdings LLC, a Delaware limited liability company (“Parent”), and Louis Dreyfus Commodities Subsidiary Inc., a Texas corporation and a wholly-owned subsidiary of Parent (“Merger Sub”), entered into an Agreement and Plan of Merger (the “Merger Agreement”), pursuant to which, among other things, Merger Sub will commence a tender offer (the “Tender Offer”) to purchase all of the Company’s issued and outstanding shares of common stock, no par value per share (the “Common Shares”), including any associated right to purchase capital stock pursuant to the Rights Agreement (hereinafter defined), at a price of $6.35 per share payable net to the seller in cash, without interest (the “Offer Price”), and subject to deduction for applicable withholding taxes.  The Merger Agreement also contemplates that, following completion of the Tender Offer and subject to the terms and conditions of the Merger Agreement, Merger Sub will be merged with and into the Company (the “Merger”), with the Company surviving the Merger as a wholly-owned subsidiary of Parent.  At the effective time of the Merger (the “Effective Time”), all remaining outstanding Common Shares not tendered in the Tender Offer (other than Common Shares owned by Parent, Merger Sub, the Company and any Common Shares held by stockholders who have properly perfected their statutory rights of appraisal pursuant to the applicable provisions of Subchapter H of Chapter 21 of the Texas Business Organizations Code), will be cancelled and converted into the right to receive the Offer Price.

Prior to the execution of this Agreement, Parent or its affiliates have been suppliers of raw sugar to the Company or its subsidiaries.

Pursuant to the Merger Agreement, and in accordance with the Company’s outstanding stock unit awards, Common Shares shall be issuable in settlement of all stock unit awards within 5 days following the Merger Sub accepting, for the first time, for payment Common Shares in the Tender Offer (the “Acceptance Time”) and all Common Shares issued in settlement of such stock unit awards that are not otherwise tendered in any subsequent offering period shall be treated the same as Common Shares and be cancelled and converted into the right to receive the Offer Price as of the Effective Time.

Common Shares subject to vesting requirements (“Restricted Shares”) will be eligible for tender into the Tender Offer and, whether or not tendered, will become fully vested upon the Acceptance Time. Each Restricted Share tendered will, to the extent not withheld to satisfy tax withholding obligations, be treated the same as other Common Shares properly tendered and holders will receive the Offer Price (provided that payment of the Offer Price for Restricted Shares will be transmitted through the Company’s payroll system, subject to applicable income and employment withholding rather than directly from the paying agent in the Tender Offer). Restricted Shares not tendered into the Tender Offer will become regular, fully vested Common Shares at the Acceptance Time, and, at the Effective Time will be cancelled and converted into the right to receive the same price per share as the Offer Price.

The Tender Offer is made only for Common Shares and is not made for any options to purchase Common Shares or stock unit grants. However, Common Shares received upon exercise of vested Options and Restricted Shares prior to the expiration of the Tender Offer may be tendered in the Tender Offer. All Options that are outstanding are already fully vested and each Option that remains outstanding at the Effective Time will be cancelled and converted into the right to receive the Offer Price less the applicable per share exercise price (other than Options with a per share exercise price that is greater than the Offer Price which will be cancelled for no consideration).

The obligation of Merger Sub to accept for payment and pay for all Common Shares validly tendered and not validly withdrawn pursuant to the Tender Offer is subject to the satisfaction or waiver of a number of other customary closing conditions as set forth in the Merger Agreement, including the condition that the number of Common Shares validly tendered and not validly withdrawn represents at least sixty-six and two-thirds percent (66 2/3%) of the total number of Common Shares outstanding on a fully-diluted basis on the date of purchase (the “Minimum Condition”).  In addition to the Minimum Condition, consummation of the Tender Offer is also subject to various other conditions, including (i) the absence of certain legal restraints to consummate the transactions contemplated by the Merger Agreement, (ii) the absence of certain material adverse effects and (iii) certain other customary conditions.  The closing of the Merger is subject to certain conditions specified in the Merger Agreement, including approval of the Merger by the Company’s stockholders, if required by applicable law.

The Company has also granted to Parent and Merger Sub an irrevocable option, which Parent or Merger Sub will, in certain circumstances, be required to exercise after completion of the Tender Offer, to purchase a number of newly-issued Common Shares at the Offer Price which, when added to the Common Shares already owned by Parent and Merger Sub following completion of the Tender Offer, will constitute more than 90% of the Common Shares then outstanding entitled to vote on the Merger on a fully diluted basis (the “top-up option”).

The Merger Agreement contains certain termination rights by the Company and Parent including, with respect to the Company, in the event that the Company determines to enter into an agreement with respect to a superior proposal (as defined in the Merger Agreement).  In connection with the termination of the Merger Agreement under specified circumstances, including with respect to the acceptance of a superior proposal by the Company, the Company may be required to pay Parent a termination fee equal to $3,500,000, plus reimbursement of Parent expenses of up to $1,500,000.  In the case of specified terminations, the Company may be required only to reimburse Parent for its expenses up to $1,500,000 (and such reimbursement will be credited against any future obligation to pay the termination fee and expense reimbursement).

The Merger Agreement includes detailed representations, warranties and covenants of the Company, Parent and Merger Sub. Until the earlier of the termination of the Merger Agreement and the Effective Time, the Company has agreed to operate its business and the business of its subsidiaries in the ordinary course of business consistent with past practices and has agreed to certain other negative operating covenants.

The Company has also agreed not to solicit, initiate, knowingly facilitate or knowingly encourage any third party acquisition proposals for the Company and will not permit its Subsidiaries or any of their respective representatives to do so, and has agreed to restrictions on its, its subsidiaries’ and their respective representatives’ ability to respond to any such proposals, as more fully described in the Merger Agreement.

Concurrently with the entry into the Merger Agreement, Parent, Merger Sub and certain officers of the Company holding, beneficially or of record, approximately 385,617 Common Shares in the aggregate, this being approximately 3% of all Common Shares presently issued and outstanding, entered into Tender and Voting Agreements, each dated as of May 1, 2012 (the “Tender and Voting Agreements”), solely in their capacities as stockholders of the Company, pursuant to which such officers have agreed, among other things, to tender their Common Shares pursuant to the Offer and vote their Common Shares in favor of the Merger and against any alternative acquisition proposal, all on the terms and subject to the conditions set forth in the Tender and Voting Agreements.  Each Tender and Voting Agreement will terminate if the Merger Agreement is also terminated.

In connection with the execution of the Merger Agreement, Louis Dreyfus Commodities LLC, the parent company of Parent, and the Company, entered into a Guarantee in favor of the Company with respect to Parent’s and Merger Sub’s obligations under the Merger Agreement.

The foregoing description of the Merger Agreement and Guarantee does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement and Guarantee, which are filed as Exhibits 2.1 and 2.2 hereto, respectively, and are incorporated herein by reference.

The Merger Agreement has been provided solely to inform investors of its terms.  The representations, warranties and covenants contained in the Merger Agreement were made only for purposes of such agreement and as of specific dates, were made solely for the benefit of the parties to the Merger Agreement and may be intended not as statements of fact, but rather as a way of allocating the risk to one of the parties if those statements prove to be inaccurate.  In addition, such representations, warranties and covenants may have been qualified by certain disclosures not reflected in the text of the Merger Agreement, and may be subject to standards of materiality applicable to contracting parties that differ from what may be viewed as material by shareholders of, or other investors in, the Company.  Investors are not third-party beneficiaries under the Merger Agreement and should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of the Company, Parent, Merger Sub or any of their respective subsidiaries or affiliates.  The assertions embodied in the representations and warranties of the Company are qualified by information contained in the confidential disclosure schedules that the Company delivered in connection with signing the Merger Agreement as well as by information contained in certain of the Company’s public filings.  Information concerning the subject matter of such representations and warranties may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in the parties’ public disclosures.

The Company will file a solicitation/recommendation statement with the SEC in connection with the Tender Offer, and, if required, will file a proxy statement or information statement with the SEC in connection with the Merger. Stockholders are strongly advised to read these documents if and when they become available because they will contain important information about the Tender Offer and the proposed Merger. Stockholders will be able to obtain a free copy of the solicitation/recommendation statement and the proxy statement or information statement as well as other filings containing information about the Company, the Tender Offer and the Merger, if any, when available, without charge, at the SEC’s internet site (http://www.sec.gov). In addition, copies of the solicitation/recommendation statement, the proxy statement or information statement and other filings containing information about the Company, the Tender Offer and the Merger may be obtained, if and when available, without charge, by directing a request to Imperial Sugar Company, Attention: Investor Relations, One Imperial Square, P.O. Box 9, Sugar Land, Texas 77487, telephone: (281) 491-9181, or on the Company’s website (www.imperialsugar.com).

Rights Agreement Amendment

Pursuant to the terms of the Merger Agreement, the Company was required to adopt an amendment to the Company’s stockholder rights plan.  On May 1, 2012, the Company entered into the Second Amendment to the Rights Agreement (the “Rights Agreement Amendment”) with Computershare Shareowner Services LLC, as rights agent (the “Rights Agent”), which amended the terms of the Company’s Rights Agreement, dated as of December 31, 2002, between the Company and the Rights Agent, as amended by Amendment No. 1 thereto, dated as of October 10, 2008 (as amended, the “Rights Agreement”). The material terms and conditions of the Rights Agreement Amendment are described below in response to Item 3.03, Material Modification to Rights of Security Holders. The response to Item 3.03 is hereby incorporated herein by reference in its entirety in response to Item 1.01 of this Current Report on Form 8-K.

Item 3.02.	Unregistered Sale of Equity Securities.

The information included in Item 1.01 regarding the top-up option is incorporated into this Item 3.02 by reference. The top-up option was issued without registration under the Securities Act of 1933, as amended (the “Securities Act”), in reliance upon the exemption from registration set forth in Section 4(2) of the Securities Act and Rule 506 of Regulation D promulgated thereunder.

Item 3.03.	Material Modifications to the Rights of Security Holders.

In connection with the Company’s entry into the Merger Agreement, the Company and the Rights Agent entered into the Rights Agreement Amendment, dated as of May 1, 2012.  The terms of the Rights Agreement Amendment provide that, among other things, neither of the Tender Offer, the execution of the Merger Agreement or any Tender and Voting Agreement nor the consummation of the Merger or the other transactions contemplated by the Merger Agreement or any Tender and Voting Agreement will result in any triggering of rights of holders or of obligations of the Company under the Rights Agreement or any adverse event under the Rights Agreement. In particular, no Person will be deemed to be an Acquiring Person (as defined in the Rights Agreement) by virtue of the Merger Agreement, the execution and delivery of the Merger Agreement, or any amendment thereto, the execution and delivery of any Tender and Voting Agreement, the transactions contemplated by the Merger Agreement, the transaction contemplated by the any Tender and Voting Agreement or the public announcement of any of the foregoing.  In addition, the Rights Agreement Amendment amends the definition of “Expiration Date” such that such definition shall include the effective time of the Merger.

A copy of the Rights Agreement Amendment is attached as an exhibit hereto.  A copy of the Rights Agreement Amendment is available free of charge from the Company.  The summary description of the amendments to the Rights Agreement contemplated by the Rights Agreement Amendment and set forth herein does not purport to be complete and is qualified in its entirety by reference to all of the provisions of the Rights Agreement Amendment, including the exhibits thereto and definitions contained therein, which is attached as Exhibit 4.1 hereto and is hereby incorporated herein by reference.

Item 5.02.	Departure of Directors or Certain Officers, Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

In connection with the Company’s entry into the Merger Agreement, the Company approved an amendment to its Management Incentive Plan for Fiscal 2012 (the “MIP”) which provides cash bonuses to executive officers and certain other participants based on the Company’s attainment of a pre-established EBITDA target. The amendment provides that if a corporate transaction occurs in fiscal year 2012, participants in the MIP will receive their target bonuses without regard to the pre-established EBITDA.  Such target bonuses are to be paid immediately following the consummation of the qualifying corporate transaction to those participants who are employed by the Company immediately prior to the consummation of the transaction.  The purpose of the amendment is to provide assurances to participants in the MIP that the closing of the Merger will not eliminate his or her annual bonus opportunity under the MIP.

In addition, in connection with the Company’s entry into the Merger Agreement, the Company has authorized the tendering of Restricted Shares into the Tender Offer.

Item 8.01.	Other Events.

Tender and Voting Agreements

Concurrently with the entry into the merger agreement, Parent, Merger Sub and each executive officer of the Company holding, beneficially or of record, approximately 385,617 Common Shares in the aggregate, this being approximately 3% of all Common Shares presently issued and outstanding, entered into the Tender and Voting Agreements, solely in their capacities as stockholders of the Company, pursuant to which such officers have agreed, among other things, to tender their Common Shares pursuant to the Offer and vote their Common Shares in favor of the Merger and against any alternative acquisition proposal, all on the terms and subject to the conditions set forth in the Tender and Voting Agreements.  Each Tender and Voting Agreement will terminate if the Merger Agreement is also terminated.  The Company is not party to the Tender and Voting Agreements.

Press Releases

On May 1, 2012, the Company and Louis Dreyfus Commodities LLC issued a press release announcing the execution of the Merger Agreement. A copy of the press release is attached hereto as Exhibit 99.1 and incorporated by reference herein.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit Number	Description

2.1	Agreement and Plan of Merger among LD Commodities Sugar Holdings LLC, Louis Dreyfus Commodities Subsidiary Inc. and Imperial Sugar Company, dated as of May 1, 2012.*

2.2	Guarantee and Agreement between Louis Dreyfus Commodities LLC and Imperial Sugar Company, dated as of May 1, 2012.

4.1	Second Amendment to Rights Agreement, dated as of May 1, 2012, by and among Imperial Sugar Company and The Computershare Shareowner Services LLC, as rights agent.

99.1	Press Release, issued May 1, 2012.

*	All schedules to the Merger Agreement have been omitted pursuant to Item 601(b)(2) of Regulation S-K. The Company hereby agrees to furnish supplementally a copy of any omitted schedule to the SEC.

Additional Information and Where to Find It

The planned tender offer described herein has not yet commenced. The description contained herein is not an offer to buy or the solicitation of an offer to sell securities. At the time the planned tender offer is commenced in connection with the proposed acquisition of the Company by affiliates of Parent, it is expected that Parent will file a Schedule TO with the SEC and the Company intends to file a Solicitation/Recommendation Statement on Schedule 14D-9 with the SEC. Additionally, the Company and Parent will file other relevant materials in connection with the proposed transaction contemplated by the Merger Agreement. INVESTORS AND STOCKHOLDERS OF IMPERIAL SUGAR COMPANY ARE ADVISED TO READ THE SOLICITATION/RECOMMENDATION STATEMENT AND ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC WHEN THEY BECOME AVAILABLE, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE TENDER OFFER AND PROPOSED MERGER AND THE PARTIES THERETO.

Investors and stockholders may obtain free copies of the solicitation/recommendation statement and other documents filed by the parties (when available) at the SEC’s Web site at www.sec.gov or at the Company’s Web site at www.imperialsugar.com. The solicitation/recommendation statement and such other documents may also be obtained, when available, for free from the Company by directing such request to Investor Relations, One Imperial Square, P.O. Box 9, Sugar Land, Texas 77487, telephone: (281) 491-9181.

Forward Looking Statements

The information contained in this filing that addresses future results or expectations is considered forward-looking information as defined in the federal securities laws. Forward-looking information in this document can be identified through the use of words such as “may,” “will,” “intend,” “plan,” “project,” “expect,” “anticipate,” “should,” “would,” “believe,” “estimate,” “contemplate,” “possible,” and “point.” The forward-looking information is premised on many factors, some of which are outlined below. Actual consolidated results might differ materially from projected forward-looking information if there are any material changes in management’s assumptions.

The forward-looking information and statements are or may be based on current beliefs, expectations and assumptions, a series of projections and estimates and involve risks and uncertainties. There are a number of important factors that could cause actual results to differ materially from those indicated by such forward-looking statements.  For additional information regarding these and other risk factors, please refer to the Company’s filings with the Securities Exchange Commission (“SEC”), including its Annual Report on Form 10-K for the fiscal year ended September 30, 2011, its Quarterly Reports on Form 10-Q, and its Current Reports on Form 8-K, which may be accessed via EDGAR through the Internet at www.sec.gov.

Management believes these forward-looking statements are reasonable; however, undue reliance should not be placed on any forward-looking statements, which are based on current expectations. All written and oral forward-looking statements attributable to the Company or persons acting on its behalf are qualified in their entirety by these cautionary statements. Further, forward-looking statements speak only as of the date they are made, and the Company undertakes no obligation to update or revise forward-looking statements to reflect changed assumptions, the occurrence of unanticipated events or changes to future operating results over time unless otherwise required by law. Past financial or operating performance is not necessarily a reliable indicator of future performance and investors should not use the Company’s historical performance to anticipate results or future period trends.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IMPERIAL SUGAR COMPANY

By:	/s/ H. P. Mechler
	Name:	H. P. Mechler
	Title:	Sr Vice President & CFO

Date: May 1, 2012

EXHIBIT INDEX

Exhibit Number	Description

2.1	Agreement and Plan of Merger among LD Commodities Sugar Holdings LLC, Louis Dreyfus Commodities Subsidiary Inc. and Imperial Sugar Company, dated as of May 1, 2012.*

2.2	Guarantee and Agreement between Louis Dreyfus Commodities LLC and Imperial Sugar Company, dated as of May 1, 2012.

4.1	Second Amendment to Rights Agreement, dated as of May 1, 2012, by and among Imperial Sugar Company and The Computershare Shareowner Services LLC, as rights agent.

99.1	Press Release, issued May 1, 2012.

*	All schedules to the Merger Agreement have been omitted pursuant to Item 601(b)(2) of Regulation S-K. The Company hereby agrees to furnish supplementally a copy of any omitted schedule to the SEC.